UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ZEA CAPITAL FUND LLC

(Name of registrant as specified in its charter)

Delaware	26-4595280
State of Incorporation	(I.R.S. Employer Identification No.)

118 Third Ave, Suite 630, Cedar Rapids, Iowa	52401
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑

Securities Act registration statement file number to which this form relates: 333-163888

Securities to be registered pursuant to Section 12(g) of the Act:

Common Units
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                      Description of Registrant’s Securities to be Registered.

Zea Capital Fund LLC (the “Registrant”) hereby incorporates the description of the Registrant’s Common Units contained under the heading “Description of Common Stock” in the Prospectus included in the Registrant’s registration statement on Form N-2 filed with the Securities and Exchange Commission (File No. 333-163888) on July 30, 2010 (the “Registration Statement”), and all amendments to such Registration Statement subsequently filed with the Commission.

Item 2.                      Exhibits.

Exhibit No.	Description of Document

a.1.	Certificate of Formation dated March 23, 2009*
a.2.	Certificate of Merger dated August 13, 2009*
b.1.	Third Amended and Restated Limited Liability Company Agreement dated June 8, 2010*
b.2.	Bylaws dated September 9, 2009*
c.	Inapplicable*
d.	Unit Transfer Policy dated September 9, 2009*
e.	Inapplicable
f.	Inapplicable
g.1.	Second Amended and Restated Investment Advisory Agreement with AAVIN Equity Advisors, LLC dated June 8, 2010*
h.1.	Form of Placement Agent Agreement with Nations Financial Group, Inc.*
h.2.	Form of Selling Agent Agreement*
i.	Inapplicable
j.1.	Custody Agreement dated June 10, 2010 with Cedar Rapids Bank & Trust Company*
j.2.	Escrow Agreement dated July 30, 2010 with Cedar Rapids Bank & Trust Company*
k.1.	Trademark and Research License Agreement with Iowa Corn Growers Association*
l.	Opinion of Husch Blackwell Sanders LLP*
m.	Inapplicable
n.	Consent of McGladrey & Pullen, LLP*
o.	Inapplicable
p.1.	Form of Subscription Agreement*
p.2.	Form of Subscription Agreement (Iowa purchasers)*
p.3.	Subscription Agreement with Iowa Corn Opportunities, LLC*
p.4.	Second Amended and Restated Warrant issued to Iowa Corn Opportunities, LLC*
p.5.	Form of Subscription Agreement (North Dakota purchasers)*
p.6.	Form of Subscription Agreement (Nebraska purchasers)*
q.	Inapplicable
r.1.	Code of Ethics of the Fund*
r.2.	Code of Ethics of AAVIN Equity Advisors, LLC* ________________________________________________
* Incorporated by reference herein to the identically numbered exhibit to the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ZEA CAPITAL FUND LLC

Date: August 4, 2010	By:	/s/ James D. Thorp
Name: James D. Thorp
Title: President